Exhibit 21.01

List of Subsidiaries

Subsidiary	Jurisdiction

Direct Alliance Corporation	Arizona
Global One Insurance Company	Arizona
Global One Colorado, Inc.	Colorado
Percepta Holding, Inc.	Delaware
Percepta, LLC	Delaware
TeleTech@Home, Inc.	Colorado
TeleTech Customer Care Management (California), LLC	California
TeleTech Customer Care Management (Colorado), LLC	Colorado
OnDemand, LLC	Colorado
TeleTech Loan Services, LLC	Colorado
InCulture, LLC	Colorado
TeleTech Customer Care Management (West Virginia), Inc.	West Virginia
TeleTech Customer Services, Inc.	Nevada
TeleTech Facilities Management (Postal Customer Support), Inc.	Delaware
TeleTech Financial Services Management, LLC	Delaware
TeleTech Government Solutions, LLC	Colorado
TeleTech International Holdings, Inc.	Delaware
TeleTech Services Corporation	Colorado
TeleTech South America Holdings, Inc.	Delaware
TeleTech Stockton, LLC	Colorado
TTEC Nevada, Inc.	Nevada
Finsource, Inc.	Philippines
TeleTech Financial Solutions Pty Ltd	Australia
Percepta Philippines, Inc.	Philippines
Sevtoy Pty. Limited	Australia
TeleTech Asia Limited	Hong Kong
TeleTech (Hong Kong) Limited	Hong Kong
TeleTech Customer Care Management Philippines, Inc.	Philippines
TeleTech Customer Management Pte Ltd	Singapore
TeleTech Korea, Inc.	Korea
TeleTech New Zealand	New Zealand
TT Interaction Management Sdn Bhd.	Malaysia
Percepta, ULC	Canada
TeleTech Canada Inc.	Canada
TeleTech Offshore Investments B.V.	Netherlands
Percepta Deutschland GmbH	Germany
Percepta UK Limited	United Kingdom
TeleTech UK Limited	United Kingdom
TeleTech Customer Care Management (Ireland) Limited	Ireland
TeleTech Customer Services Spain S.L.	Spain
TeleTech Europe B.V.	Netherlands
TeleTech International Pty Ltd	Australia
TT International C.V.	Netherlands
Apoyo Empresarial de Servicios, S. de R.L. de C.V.	Mexico
Comlink S.A.	Argentina
Servicios SSI Integrales, S. de R.L. de C.V.	Mexico
Servicios y Administraciones del Bajio, S. de R.L. de C.V.	Mexico
TeleTech Argentina S.A.	Argentina
TeleTech Brasil Servicos Ltda.	Brazil
TeleTech Mexico, S.A. de C.V.	Mexico
TeleTech Venezuela, C.A.	Venezuela
TeleTech Customer Care Management Costa Rica, S.A.	Costa Rica
Marketplace Agent, Inc.	Arizona
TeleTech Automotive, LLC	Colorado
TTEC Malaysia Sdn. Bhd.	Malaysia
Percepta (South Africa) (Proprietary) Limited	South Africa
TeleTech South Africa (Proprietary) Limited	South Africa
TeleTech Global Services Spain S.L.	Spain